UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 6, 2007

____________________________

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

0-27551 (Commission File Number)		65-0358792 (IRS Employer Identification No.)
3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

On November 6, 2007, the Registrant entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Richard J. Milham, Jr. and Blue Trident Enterprises, LLC (“Blue Trident”) pursuant to which the Registrant agreed to purchase from Mr. Milham all of the issued and outstanding membership interests of Blue Trident in consideration of the issuance to Mr. Milham of 50,000 shares of the Registrant’s common stock. The Membership Interest Purchase Agreement was effective as of September 30, 2007. The Registrant agreed to register for resale the shares of its common stock issued to Mr. Milham. Prior to their entry into the Purchase Agreement, the parties had no material relationship with each other. The issuance of the shares of the Registrant’s common stock to Mr. Milham was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The Registrant’s acquisition of Blue Trident did not constitute a material acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: November 13, 2007	By:	/s/ Lorne Walker
Lorne Walker Chief Financial Officer and Secretary